UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2015

SRC LIQUIDATION COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio	1-1097	31-0455440
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

600 Albany Street, Dayton, Ohio (Address of principal executive offices)	45417 (Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

THE STANDARD REGISTER COMPANY

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 26, 2015, Kevin M. Carmody resigned from his role as Chief Restructuring Officer of SRC Liquidation Company (f/k/a The Standard Register Company) (the “Company”), subject to approval of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) .

On August 26 2015, the Board of Directors of the Company appointed Landen C. Williams as Chief Restructuring Officer and Treasurer of the Company, subject to approval of the Bankruptcy Court.  Mr. Williams is currently a Partner at WilliamsMarston LLC, a firm specializing in accounting consulting and interim management.  Prior to joining WilliamsMarston LLC, Mr. Willams was a Managing Director at KPMG LLP, a global accounting firm.  Prior to joining KPMG LLP, he was a partner at Corporate Finance Group, Inc., a company that offers accounting, reporting and tax advisory services.

On September 15, 2015, the Bankruptcy Court entered an order authorizing and effectuating Mr. Carmody’s resignation as Chief Restructuring Officer and Mr. Williams’ appointment as Chief Restructuring Officer and Treasurer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

THE STANDARD REGISTER COMPANY

Date: September 16, 2015

By: /s/ John Sherman

John Sherman, Secretary